SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                                  July 10, 1998
                                 (June 25, 1998)

                       Clear Channel Communications, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                            (State of Incorporation)

         1-9645                                       74-1787536
(Commission File Number)                  (I.R.S. Employer Identification No.)

                          200 Concord Plaza, Suite 600
                            San Antonio, Texas 78216
                                 (210) 822-2828
          (Address and telephone number of principal executive offices)


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                       Clear Channel Communications, Inc.
                                    Form 8-K

Item 2.(a)        Acquisition or Disposition of Assets.

On June 25, 1998, Clear Channel Communications, Inc. (the "Company" or the "Registrant") completed the first closing of its tender offer for all of the issued and to be issued shares of More Group Plc., an outdoor advertising company organized under the laws of the United Kingdom ("More"). Upon completion of this first closing, the Company owned approximately 86% of the issued share capital of More. On July 9, 1998, the Company, through subsequent closings, owned approximately 94% of the issued share capital of More.

The Company agreed to make a cash offer for all of the issued and to be issued shares of More for ?10.30 per share on March 5, 1998. On May 21, 1998, the Company agreed to make a final increased cash offer of ?11.10 per share in response to a competing offer. The increased offer was recommended to More shareholders by More's board of directors. In addition, through a series of purchases beginning on May 21, 1998 and completing on June 9, 1998, the Company, through its subsidiary, Clear Channel Peoples, Inc., acquired approximately 46% of the outstanding common shares of More.

The Company purchased the shares of More common stock for ?11.10 per share, or approximately $18.32 per share. The aggregate consideration for all such shares purchased was approximately ?475 million or approximately $784 million which was financed through borrowings under the Company's revolving credit facility with a group of banks. The Company will also assume approximately ?90 million, or approximately $149 million in debt.

Item 2.(b)

More's operations include approximately 90,000 outdoor advertising display faces in 22 countries. The registrant intends to continue to use the assets of More to provide outdoor advertising services.

Item 7.(a)        Financial Statements of Businesses Acquired.

The consolidated balance sheet of More as of December 31, 1997 and the consolidated statements of income and cash flows of More for the fiscal year ended December 31, 1997 are impracticable to present at this filing. The required items under item 7 (a) will be filed within 60 days of this filing.

Item 7. (b)       Pro Forma Financial Information.

The unaudited pro forma combined condensed balance sheet of the Company and More as of December 31, 1997 and the unaudited pro forma combined statement of operations of the Company and More for the year ended December 31, 1997 are impracticable to present at this filing. The required items under item 7 (b) will be filed within 60 days of this filing.

Item 7.(c)        Exhibits

NONE


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clear Channel Communications, Inc.

Date   July 10, 1998                      By       /s/HERBERT W. HILL, JR.
                                                   Herbert W. Hill, Jr.
                                                   Senior Vice President/
                                                   Chief Accounting Officer